Exhibit 10.2

SEPARATION, TRANSITION AND RELEASE AGREEMENT

This Separation, Transition and Release Agreement (the “Agreement”) is made this April 1, 2019, by and between GMS Inc., a Delaware corporation (the “Company”) and G. Michael Callahan, Jr. (the “Executive”).

A.                                    Separation from Employment.  The Company and the Executive agree that (i) the Executive hereby resigns from his position of President of the Company effective May 1, 2019, (ii) the Executive hereby resigns as Chief Executive Officer of the Company effective as of August 2, 2019 (the “Separation Date”), and his employment with the Company shall terminate on the Separation Date.  From May 1, 2019 until the Separation Date, the Executive shall continue his employment with the Company as Chief Executive Officer of the Company, subject to the termination provisions of his Employment Agreement (as defined below) and will continue to receive his current compensation and benefits contemplated by the Employment Agreement, dated as of August 28, 2015, as amended (the “Employment Agreement”), by and between the Executive and Gypsum Management and Supply, Inc., a Georgia corporation and a wholly owned subsidiary of the Company through and including the Separation Date.

B.                                    Compensation through Separation Date.  Following the Separation Date, the Executive will be paid for all outstanding wages earned since his last paycheck through and including the Separation Date, less customary and applicable payroll deductions.  The Executive confirms and agrees that, through the date he executes this Agreement, he has received all wages, reimbursements, payments, or other benefits to which he is entitled as a result of his employment with the Company, other than for outstanding wages earned since his last paycheck and expenses incurred in the ordinary course.

C.                                    Separation Obligation of the Company.  In consideration of Executive’s promises contained in this Agreement, including without limitation, the Release in Section D below and the Supplemental Release of Claims attached hereto as Exhibit A the Company agrees as follows:

1.                                      Severance Amount.  The Company will pay to Executive the following amounts (collectively, the “Severance Amount”):

i.                                          A gross total amount of $1,158,768, less customary and applicable payroll deductions (such amount, the “Severance Payment”).  The Severance Payment will be paid over an 18 month period (the “Severance Period”) in equal installments on the Company’s regular payroll dates, starting on the first regular payroll date following the 30th day after the Separation Date.

ii.                                       A prorated portion of the Executive’s actual Annual Bonus, as defined under and payable in accordance with the Employment Agreement.

2.                                      Benefits Continuation Payment.  Beginning on the first regular payroll following the thirtieth (30th) day after the Separation Date, the Company will pay to Executive a monthly payment in the amount of $1,500 for 18 months following the Separation Date, less customary and applicable payroll deductions (which amount represents the approximate monthly cost to continue health and dental insurance coverage under COBRA), on an after-tax basis (such amount, the “Benefits Continuation Payment”).

3.                                      Stock Options Extension.  As of the Separation Date and assuming no exercises between the date of this Agreement and the Separation Date, Executive will hold an aggregate of 551,970 stock options to acquire shares of the Company’s common stock, 483,454 of which will be vested as of the Separation Date (the “Vested Options”) and 68,516 of which will be unvested as of the Separation Date (the “Unvested Options”), all of which have been granted under the GMS Inc. Equity Incentive Plan (the “Equity Plan”).  Notwithstanding anything to the contrary in the respective governing option agreement, the Vested Options shall remain outstanding and exercisable until the earlier of (i) the six (6) month anniversary of the Separation Date or (ii) the normal expiration date of the Options, and the Vested Options shall otherwise remain subject to the terms and conditions of the Equity Plan and the respective governing award agreements.  The Unvested Options shall lapse and terminate immediately on the Separation Date, and Executive will cease to have any rights with respect to such terminated Unvested Options as of the Separation Date.  Executive shall forfeit all right, title and interest in and to any unvested restricted stock units as of the Separation Date and the unvested restricted stock units will be reconveyed to the Company without further consideration or any act or action by Executive.

The Company’s agreement to provide all of the consideration set forth in this Section is specifically contingent upon Executive (i) executing this Agreement and not revoking the Agreement, as set forth in Section D(6) below; (ii) executing the Supplemental Release of Claims attached hereto as Exhibit A within five (5) days after the Separation Date and not revoking it; and (iii) complying with his obligations under this Agreement and any other continuing contractual obligations he owes to the Company, including but not limited to the obligations set forth in Section 4 of the Employment Agreement.

D.                                    Release of Claims.

1.                                      In consideration of the payment and benefits set forth in Section C. above, the sufficiency of which the Executive acknowledges, the Executive, with the intention of binding himself and his heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge Holdings (as defined in the Employment Agreement), the Company and each of its and their subsidiaries and affiliates (the “Company Affiliated Group”), their respective present and former officers, directors, executives, shareholders, agents, attorneys, employees and employee benefit plans (and the fiduciaries thereof), and the successors, predecessors and assigns of each of the foregoing (collectively, the “Company Released Parties”), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, contracts, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected, which the Executive, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, arising on or prior to the date hereof, against any Company Released Party that arises out of, or relates to, the Employment Agreement, the Executive’s employment with the Company or any of its subsidiaries and affiliates, or any termination of such employment, including claims

(i) for severance or vacation benefits, unpaid wages, salary or incentive payments, (ii) for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm or other tort, (iii) for any violation of applicable state and local labor and employment laws (including, without limitation, all laws concerning unlawful and unfair labor and employment practices) and (iv) for employment discrimination under any applicable federal, state or local statute, provision, order or regulation, and including, without limitation, any claim under Title VII of the Civil Rights Act of 1964 (“Title VII”), 42 U.S.C. § 1981, the Civil Rights Act of 1988, the anti-retaliation provisions of the Fair Labor Standards Act, the Americans with Disabilities Act (“ADA”), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the anti-retaliation provisions of the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Equal Pay Act, the Occupational Safety and Health Act, the Worker Adjustment and Retraining Notification Act, the Occupational Safety and Health Act, the Employee Polygraph Protection Act, the Fair Credit Reporting Act, and any similar or analogous state statute, excepting only:

(a)                     rights of the Executive arising under, or preserved by, this Release;

(b)                     the right of the Executive to receive COBRA continuation coverage in accordance with applicable law;

(c)                      claims for benefits under any health, disability, retirement, life insurance  or other, similar employee benefit plan (within the meaning of Section 3(3) of ERISA) of the Company Affiliated Group;

(d)                     vested rights to exercise stock options pursuant to the terms of applicable award agreements; and

(e)                      rights to indemnification the Executive has or may have under the by-laws or certificate of incorporation of any member of the Company Affiliated Group or as an insured under any director’s and officer’s liability insurance policy now or previously in force.

2.                                   The Executive acknowledges and agrees that this Release is not to be construed in any way as an admission of any liability whatsoever by any Company Released Party, any such liability being expressly denied.

3.                                      This Release applies to any relief no matter how called, including, without limitation, wages, back pay, front pay, compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, costs, and attorneys’ fees and expenses.

4.                                      Except as expressly set forth in Section D(10) below, Executive further hereby AGREES NOT TO FILE A LAWSUIT or other legal claim or charge to assert against any Company Released Party any claim released by this Agreement.

5.                                      The Executive specifically acknowledges that his acceptance of the terms of this Release is, among other things, a specific waiver of his rights, claims and causes of action under Title VII, ADEA, ADA and any other federal, state or local law or regulation in respect of discrimination of any kind; provided, however, that nothing herein shall be deemed, nor does anything contained herein purport, to be a waiver of any right or claim or cause of action which by law the Executive is not permitted to waive.

6.                                      The Executive acknowledges that he has been given a period of at least 21 days to consider whether to execute this Release (and if he executed the Release prior to the close of the 21-day period, he did so voluntarily).  If the Executive accepts the terms hereof and executes this Release, he may thereafter, for a period of seven (7) days following (and not including) the date of execution, revoke this Release.  In order to make a valid revocation, the Executive must deliver an explicit revocation in writing to Craig Apolinsky, General Counsel, at 100 Crescent Centre Parkway, Suite 800, Tucker, Georgia during the seven-day revocation period.  If no such revocation occurs, this Release shall become irrevocable in its entirety, and binding and enforceable against the Executive, on the day next following the day on which the foregoing seven-day period has elapsed.  If such a revocation occurs, the Executive shall irrevocably forfeit any right to payment of the Severance Amount (as defined above), the Benefits Continuation Payment (as defined above), and the Company automobile (described in Section (C)(3) above), and the Release shall be revoked, but the remainder of the Employment Agreement shall continue in full force.

7.                                      The Executive acknowledges and agrees that he has not, with respect to any transaction or state of facts existing prior to the date hereof, filed any complaints, charges or lawsuits against any Company Released Party with any governmental agency, court or tribunal.

8.                                      The Executive is advised to consult an attorney about this Release before signing it and Executive acknowledges that he has been advised to seek, and has had the opportunity to seek, the advice and assistance of an attorney with regard to this Release, and has been given a sufficient period within which to consider this Release.

9.                                      The Executive acknowledges that this Release relates only to claims based upon facts that exist or have occurred as of the date of this Release.

10.                               The Executive acknowledges that the Severance Amount he is receiving in connection with this Release and his obligations under this Release are in addition to anything of value to which the Executive is entitled from the Company.

11.                               The Executive understands that nothing contained in this Agreement limits his ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, or any other federal, state or local governmental agency or commission (“Government Agencies”).  Executive further understands that this Agreement does not limit his ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies in connection with any charge or complaint, whether filed by Executive, on his behalf, or by any other individual.  However, based on Executive’s release of claims set forth in this Agreement, Executive understands that he is releasing all claims that he may have, as well as, to the extent permitted by applicable law, his right to recover monetary damages or obtain other relief that is personal to him in connection with any claim he is releasing under this Agreement.

E.                                    Consulting and Cooperation.  Executive agrees that he shall, to the extent reasonably requested in writing, (i) during the Severance Period, provide any additional cooperation, assistance, and/or training reasonably requested by the Company to assist in the transition of his work and responsibilities, as and to the extent determined in the Company’s sole discretion; and (ii) cooperate with the Company in any pending or future litigation in which the Company is a party, and regarding which Executive, by virtue of Executive’s employment with the Company, has factual knowledge or information relevant to said litigation.  Executive further agrees that in any such litigation, Executive shall, without the necessity for subpoena, provide, in any jurisdiction in which the Company requests, truthful testimony relevant to said litigation.  The Company will reimburse Executive for any reasonable, out-of-pocket expenses associated with providing such consulting services and/or cooperation.

F.                                     Miscellaneous Provisions.

1.                                      Status of Employment Agreement.  The Company and Executive agree that the Employment Agreement is hereby terminated, without further action by the parties, as of the Separation Date and will be of no further force and effect, and that neither party has any further obligations under the Employment Agreement as of the Separation Date, except that the provisions of Section 4 of the Employment Agreement shall remain in full force and effect in accordance with their terms, along with any other provisions of the Employment Agreement necessary to interpret or enforce such surviving provisions.

2.                                      Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without giving effect to the conflicts of law principles thereof.

3.                                      Amendments.  This Agreement may not be amended or modified otherwise than-by a written agreement executed by the parties hereto or their respective successors and legal representatives.

4.                                      Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

5.                                      Entire Agreement.  Except as provided herein, this Agreement and the attached Supplemental Release of Claims (Exhibit A) contains the entire agreement between the Company and Executive with respect to the subject matter hereof and shall supersede any other agreement between the parties with respect to the subject matter hereof.

6.                                      Successors.  This Agreement binds the parties’ heirs, administrators, representatives, executors, successors, and assigns, and will inure to the benefit of all Company Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns.

7.                                      Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Signatures delivered by facsimile shall be deemed effective for all purposes.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been signed by the Company and Executive as of December 31, 2018.

GYPSUM MANAGEMENT AND SUPPLY, INC.

/s/ Craig D. Apolinsky
By:	Craig D. Apolinsky
Title:	General Counsel

EXECUTIVE

/s/ G. Michael Callahan, Jr.
G. Michael Callahan, Jr.

EXHIBIT A

Supplemental Release of Claims

1.                                      This Supplemental Release of Claims (the “Supplemental Release”) releases all claims against GMS Inc., a Delaware corporation (the “Company”) and the Releasees (as defined below) based upon facts that may have occurred or arisen between the date G. Michael Callahan, Jr. (“Executive”) signed the Separation, Transition and Release Agreement presented by the Company and executed by Executive on or about April 1, 2019 (the “Executive Transition Agreement”), and Executive’s Separation Date or at any time prior to the Separation Date.  Executive is executing this Supplemental Release in return for, and as a perquisite to the receipt of, the Consideration set forth in Paragraph C of the Executive Transition Agreement.  By executing this Supplemental Release, Executive hereby UNCONDITIONALLY RELEASES AND DISCHARGES THE COMPANY, its successors, subsidiaries, parent companies, assigns, joint ventures, and affiliated companies and their respective agents, legal representatives, shareholders, attorneys, employees, members, managers, officers and directors (collectively, the “Releasees”) from ALL CLAIMS, LIABILITIES, DEMANDS AND CAUSES OF ACTION which Executive may by law release, whether known or unknown, that Executive may have or claim to have against any Releasee for any reason as of the date Executive signs this Supplemental Release, including, but not limited to any and all rights under federal, state and local employment laws including without limitation the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981, the Americans With Disabilities Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the anti-retaliation provisions of the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Equal Pay Act, the Occupational Safety and Health Act, the Worker Adjustment and Retraining Notification Act, the Occupational Safety and Health Act, the Employee Polygraph Protection Act, the Fair Credit Reporting Act, and any and all other local, state, and federal law claims arising under statute, contract, or common law.  Except as expressly set forth below regarding Executive’s Protected Rights, Executive further hereby AGREES NOT TO FILE A LAWSUIT or other legal claim or charge to assert against any of the Releasees any claim released by this Supplemental Release, except as may be allowed pursuant to Section 2 “Protected Rights” below.  It is agreed that this is a general release and it is to be broadly construed as a release of all claims, except those that cannot be released by law.  By signing this Supplemental Release, Executive acknowledges that Executive is doing so knowingly and voluntarily, that Executive understands that Executive may be releasing claims Executive may not know about, and that Executive is waiving all rights he may have had under any law that is intended to protect Executive from waiving unknown claims.  Executive also represents and agrees that he has not transferred or assigned, to any person or entity, any claim that he is releasing in this Paragraph 1.

2.                                      Protected Rights.  Executive understands that nothing contained in this Supplemental Release limits his ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, or any other federal, state or local governmental agency or commission (“Government Agencies”).  Executive further understands that this Supplemental Release does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies in connection with any charge or complaint, whether filed by Executive, on Executive’s behalf, or by any other individual.  However, based on Executive’s release of claims set forth in this Supplemental Release, Executive understands that Executive is releasing all claims that Executive may have, as well as, to the extent permitted by applicable law, Executive’s right to recover monetary damages or obtain other relief that is personal to him in connection with any claim he is releasing under this Supplemental Release.

3.                                      Executive may not sign this Supplemental Release until, at the earliest, the Separation Date, and he has until [          ], 2019 to sign this Supplemental Release.  If Executive does not sign this Supplemental Release by [        ], 2019, Executive will not be entitled to receive the Consideration set forth in the Executive Transition Agreement.  Executive acknowledges that he has been given at least 21 calendar days from the date he received this Supplemental Release to review and consider this Supplemental Release before signing it.  Executive is advised to consult an attorney about this Supplemental Release prior to executing it.  To accept this Supplemental Release, Executive should sign this Supplemental Release and return it to Craig Apolinsky, General Counsel, such that he receives it no later than [    ].  After Executive signs this Supplemental Release, Executive will still have an additional seven (7) days in which to revoke his acceptance.  To revoke, Executive must deliver the explicit revocation in writing to Craig Apolinsky, General Counsel by hand, overnight courier, or by certified mail, return receipt requested, and Craig Apolinsky, General Counsel must receive such written notification before the end of the 7-day revocation period.  Payment of the Consideration described in Section B of the Executive Transition Agreement is contingent on Executive signing and not revoking both the Executive Transition Agreement and this Supplemental Release.

4.                                      EMPLOYEE ACKNOWLEDGES THAT HE VOLUNTARILY ENTERS INTO THIS AGREEMENT WITH A FULL AND COMPLETE UNDERSTANDING OF ITS TERMS AND LEGAL EFFECT.  EMPLOYEE REPRESENTS THAT HE WAS ADVISED TO CONSULT WITH AN ATTORNEY ABOUT THE PROVISIONS OF THIS AGREEMENT BEFORE SIGNING BELOW.

Accepted and agreed to:

Print Name:

Signature:

Dated: